UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2004

CERTRON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-9081	95-2461404
(Commission File Number)	(IRS Employer Identification No.)

1545 Sawtelle Boulevard, Suite 12, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 914-0200

(Registrant’s Telephone Number, Including Area Code)

11845 West Olympic Boulevard, Suite 1080, Los Angeles, CA 90064

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 12, 2004, Registrant entered into an Agreement and Plan of Merger (the “Agreement”) among Registrant, Certron Acquisition Corp., a Maryland corporation and a wholly-owned subsidiary of Registrant (“Acquisition Sub”), and Cybrdi, Inc., a Maryland corporation, relating to the acquisition by Registrant of all of the outstanding capital stock of Cybrdi, Inc. in exchange for shares of common stock of Certron that would aggregate approximately 93.8% of the issued and outstanding common stock of Registrant immediately after the transaction. Pursuant to the terms of the Agreement, at the effective time of the proposed merger, (a) Acquisition Sub will be merged with and into Cybrdi, Inc., with Cybrdi, Inc. being the surviving corporation, (b) the common stock of Cybrdi will be cancelled and converted into the right to receive shares of the common stock of Registrant at an exchange ratio of 1.566641609 (subject to adjustment as provided in the Agreement), and (c) each share of the common stock of Acquisition Sub will be converted in to and become one share of the common stock of Cybrdi resulting in Cybrdi becoming a wholly-owned subsidiary of Registrant. The consummation of the proposed transaction is subject to a number of conditions including without limitation approval thereof by the shareholders of each of Registrant and Cybrdi.

The foregoing is a summary of the terms of the Agreement, which summary is qualified in its entirety by the terms of the Agreement. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report.

Item 8.01 Other Events.

The information in this item 8.01 of this Current Report (a) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section and (b) shall not be incorporated by reference into any registration statement or other document filed with the Commission.

On November 16, 2004, Registrant issued a press release with respect to the execution of the Agreement. A copy of the press release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

10.1	Agreement and Plan of Merger, dated as of November 12, 2004, by and among Registrant, Certron Acquisition Corp. and Cybrdi, Inc.
99.1	Press release dated November 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004

CERTRON CORPORATION
By:	/s/ Michael S. Kass
MICHAEL S. KASS
Executive Vice President